SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant                     [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive proxy statement [ ] Definitive  additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            NUWAVE TECHNOLOGIES, INC.
      --------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------
         (2)  Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------
         (4)  Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------
         (5)  Total fee paid:

              ------------------------------------------------------------------
[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount previously paid:

              ------------------------------------------------------------------
         (2)  Form, Schedule or Registration Statement No.:

              ------------------------------------------------------------------
         (3)  Filing party:

              ------------------------------------------------------------------
         (4)  Date filed:

                            NUWAVE TECHNOLOGIES, INC.
                               ONE PASSAIC AVENUE
                           FAIRFIELD, NEW JERSEY 07004


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 23, 1998

TO THE STOCKHOLDERS OF NUWAVE TECHNOLOGIES, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of NUWAVE Technologies, Inc., a Delaware corporation (the "Company"), will be held on June 23, 1998 at The Plaza Hotel, Fifth Avenue at Central Park South, New York, New York 10019, the Edwardian Room, at 9:00 a.m., local time, to consider and act upon the following matters:

         1. To elect five directors to serve for the ensuing year;

         2. To ratify amendments to the Company's 1996 Stock Incentive Plan for Employees and Consultants ("Employee Stock Option Plan") (a) to increase the number of shares of common stock available for grant thereunder from 260,000 shares to 1,205,000 shares and (b) to increase the maximum number of shares of common stock that may be granted to any individual under the Employee Stock Option Plan during the term thereof from 150,000 shares to 500,000 shares; and to ratify the grant of stock options to the executive officers of the Company;

         3. To ratify amendments to the Company's Non-Employee Director Stock Option Plan ("Director Stock Option Plan") (a) to increase the number of shares of common stock available for grant thereunder from 80,000 shares to 235,000 shares and (b) to extend the terms of all stock options to be granted pursuant to the Director Stock Option Plan from five years from the date of grant to ten years from the date of grant; and to ratify the grant of stock options to the directors of the Company; and

         4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Stockholders of record at the close of business on May 26, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Accordingly, only holders of record of common stock, par value $.01 per share ("Common Stock"), of the Company at the close of business on such date (the "Stockholders") shall be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. A complete list of Stockholders is open to the examination of any Stockholder for any purpose germane to the meeting, during ordinary business hours, at the offices of the Company located at One Passaic Avenue, Fairfield, New Jersey 07004.

         A copy of the Company's Annual Report for the fiscal year ended December 31, 1997 is enclosed herewith.

         All Stockholders are cordially invited to attend the Annual Meeting.

                                      By Order of the Board of Directors,


Fairfield, New Jersey                 Gerald Zarin
June 5, 1998                          President and Chief Executive Officer

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            NUWAVE TECHNOLOGIES, INC.

                               ONE PASSAIC AVENUE
                           FAIRFIELD, NEW JERSEY 07004
                                  201-882-8810

                              -------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 23, 1998

                              -------------------

TO THE STOCKHOLDERS:                                                June 5, 1998

         This Proxy Statement has been prepared and is furnished by the Board of Directors of NUWAVE Technologies, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for the Annual Meeting of stockholders (including any adjournments or postponements thereof, the "Annual Meeting") of the Company to be held on June 23, 1998 at The Plaza Hotel, Fifth Avenue at Central Park South, New York, New York 10019, the Edwardian Room, at 9:00 a.m., local time.

         It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to Stockholders (as defined below) on or about June 5, 1998. The Company's Annual Report, including audited financial statements for the fiscal year ended December 31, 1997, is being mailed or delivered concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material.

         Only holders of record (the "Stockholders") of the Company's common stock, $.01 par value (the "Common Stock"), on the books of the Company at the close of business on May 26, 1998 (the "Record Date"), are entitled to vote at the Annual Meeting. On that date, there were 7,827,332 issued and outstanding shares of Common Stock entitled to vote on each matter to be presented at the Annual Meeting. Each Stockholder is entitled to one vote for each share of Common Stock registered in that person's name on the books of the Company on the Record Date on all business to come before the Annual Meeting.

         If a Stockholder cannot be present in person at the Annual Meeting, the Board of Directors of the Company requests such Stockholder to execute and return the enclosed proxy as soon as possible. The person who signs the proxy must be either (i) the registered Stockholder of such shares of Common Stock or
(ii) a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity on behalf of such registered Stockholder. A Stockholder who has given a proxy may revoke it at any time before it is voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by submitting a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Any such notice should be sent to NUWAVE Technologies, Inc., One Passaic Avenue, Fairfield, New Jersey 07004; Attention: Secretary. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

         The Company is paying all costs of the solicitation of proxies, including the expenses of printing and mailing to its Stockholders this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the enclosed proxy and the Annual Report. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with the regulations of the Securities and Exchange Commission (the "Commission"), in sending proxies and proxy materials to the beneficial owners of the Company's Common Stock. Officers or employees of the Company may also solicit proxies in person, or by mail, telegram or telephone, but such persons will receive no compensation for such work, other than their normal compensation as such officers or employees.

                          PURPOSE OF THE ANNUAL MEETING

         At the Annual Meeting, the Stockholders will consider and vote upon (1) the election of five directors to hold office until the next annual meeting and until their respective successors shall have been elected and qualified or until resignation, removal or death as provided in the Bylaws of the Company; (2) the ratification of amendments to the 1996 Stock Incentive Plan for Employees and Consultants (the "Employee Stock Option Plan") (a) to increase the number of shares of Common Stock available for grant thereunder from 260,000 shares to 1,205,000 shares and (b) to increase the maximum number of shares of Common Stock that may be granted to any individual under the Employee Stock Option Plan during the term thereof from 150,000 shares to 500,000 shares; and the ratification of the grant of stock options to the executive officers of the Company pursuant to the Employee Stock Option Plan; (3) the ratification of amendments to the Non-Employee Director Stock Option Plan (the "Director Stock Option Plan") (a) to increase the number of shares of Common Stock available for grant thereunder from 80,000 shares to 235,000 shares and (b) to extend the terms of all stock options to be granted pursuant to the Director Stock Option Plan from five years from the date of grant to ten years from the date of grant; and the ratification of the grant of stock options to the directors of the Company pursuant to the Director Stock Option Plan; and (4) such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

                             VOTE REQUIRED; PROXIES

         The presence in person or by proxy of a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date is required for a quorum at the Annual Meeting. If a quorum is present, those nominated directors receiving a plurality of the votes cast will be elected. Accordingly, shares not voted in the election of directors (including shares covered by a proxy as to which authority is withheld to vote for all nominees) and shares not voted for any particular nominee (including shares covered by a proxy as to which authority is withheld to vote for only one or less than all of the identified nominees) will not prevent the election of any of the nominees for director. For all other matters submitted to Stockholders at the meeting, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote is required for approval. As a result, abstention votes will have the effect of a vote against such matters.

         Shares of Common Stock which are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted (1) FOR the election of all of the nominees for director named in this Proxy Statement; (2) FOR the ratification of the amendments to the Employee Stock Option Plan (a) to increase the number of shares of Common Stock available for grant thereunder from 260,000 shares to 1,205,000 shares and (b) to increase the maximum number of shares of Common Stock that may be granted to any individual under the Employee Stock Option Plan during the term thereof from 150,000 shares to 500,000 shares; and the ratification of the grant of stock options to the executive officers of the Company; (3) FOR the ratification of amendments to the Director Stock Option Plan (a) to increase the number of shares of Common Stock available for grant thereunder from 80,000 shares to 235,000 shares and (b) to extend the terms of all stock options to be granted pursuant to the Director Stock Option Plan from five years from the date of grant to ten years from the date of grant; and the ratification of the grant of stock options to the directors of the Company; and (4) in the discretion of the persons named in the proxies as proxy appointees as to any other matter that may properly come before the Annual Meeting.

         Shares held by brokers and other Stockholder nominees may be voted on certain matters but not others. This can occur, for example, when the broker or nominee does not have the discretionary authority to vote shares of Common Stock and is instructed by the beneficial owner thereof to vote on a particular matter but is not instructed on other matters. These are known as "non-voted" shares. Non-voted shares will be counted for purposes of determining whether there is a quorum at the meeting, but with respect to the matters as to which they are "non-voted," they will have no effect upon the outcome of the vote thereon.

         You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company consists of five members, all of whom have been renominated for election at the Annual Meeting. Directors elected at the Annual Meeting will serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their death, resignation or removal. In the event that any nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for substitute nominees. Management does not anticipate that such an event will occur. Each director shall be elected by a plurality of the votes cast.

                              NOMINEES FOR DIRECTOR

         The Company's Board of Directors is set at five persons. The following five persons have been nominated by the Board of Directors to fill such positions. All are currently Directors of the Company.

Name                          Age          Position
----                          ---          --------
Gerald Zarin                  57           Chairman of the Board of Directors,
                                           Chief Executive Officer and President
Edward Bohn                   52           Director
Lyle E. Gramley               71           Director
David Kwong                   37           Director
Joseph A. Sarubbi             69           Director

         GERALD ZARIN has been a Director and President and Chief Executive Officer of the Company since July 1995. He has been Chairman of the Board of Directors since January 28, 1996. From June 1991 until January 1993, Mr. Zarin was the Chairman, President and Chief Executive Officer of Emerson Radio Corporation, which designs and sells consumer electronics products. From June 1993 to July 1995, he was President and Chief Executive Officer at AMD Consulting, Inc., a business consulting firm. From November 1990 to June 1991, he was President and Chief Executive Officer of JEM, Inc., an importer of fine furnishings. From August 1987 to October 1990, he was Senior Vice President and Chief Financial Officer of Horn & Hardart, Inc. Horn & Hardart, Inc. is the parent company for Hanover House and various other hotels and fast food chains. From 1976 to 1986, he was President and Chief Executive Officer of Morse Electro, Inc., which designed and sold consumer electronics products.

         EDWARD BOHN has been a Director of the Company since July 1995. From February 1995 to the present, he has been a Director and Consultant of Jennifer Convertibles, a furniture distributor. From September 1994 to the present, he has operated as an independent consultant in financial and operational matters. From January 1983 to March 1994, Mr. Bohn was employed in various capacities by Emerson Radio Corporation, which designs and sells consumer electronics products. From March 1993 to March 1994, he was Senior Vice President-Special Projects; from March 1991 to March 1993, he was Chief Financial Officer and Treasurer/Vice President of Finance. Emerson Radio Corporation filed in the United States Bankruptcy Court, District of New Jersey, for protection under Chapter 11 of the Federal Bankruptcy Act on September 29, 1993 and was discharged on March 31, 1994.

         LYLE E. GRAMLEY has been a Director of the Company since December 1995. He has been employed by the Mortgage Bankers Association in Washington, D.C. since 1985, as Senior Staff Vice President and Chief Economist from 1985 to 1992, and as a Consulting Economist from 1992 to the present. From 1980 to 1985, Mr. Gramley was a member of the Board of Governors of the Federal Reserve Board.

         DAVID KWONG has been a Director of the Company since July 1995. From August 1993 to the present, he has been President of Premier Source International, an importer/exporter of computer memory chips and from August 1993 to the present, he has been Executive Vice President of Prime Technology, Inc., which performs business development for technology companies. From August 1989 to June 1993, he was Vice President of Advanced Computer Link, Inc., a computer integration company.

         JOSEPH A. SARUBBI has been a Director of the Company since March 1996. From October 1993 to June 6, 1996, he was a director of The Panda Project, Inc., a manufacturer of computers and semiconductor packages. Since April 1988, Mr. Sarubbi has been a self-employed management and technical consultant to various technology companies. From February 1986 to April 1988, he was Senior Vice
President of Manufacturing Operations for Tandon Corporation, a computer manufacturer. From December 1952 to January 1986, Mr. Sarubbi was employed by IBM in various senior engineering positions.

DIRECTORS' COMPENSATION

         Directors who are not employees of the Company are entitled to a fee of $2,500 per year and $500 per meeting attended (other than telephonic meetings) for serving on the Board of Directors. Each director is also reimbursed for expenses incurred in connection with attendance at meetings of the Board of Directors. For the fiscal year ended December 31, 1997, each of Messrs. Bohn, Gramley, Kwong and Sarubbi received compensation of $2,500 and $500 for attendance at one non-telephonic board meeting.

         On November 25, 1996, the Board of Directors adopted the Director Stock Option Plan, which was approved by the stockholders on May 29, 1997. Under the Director Stock Option Plan, each individual elected, re-elected or continuing as a non-employee director will automatically receive a stock option for 5,000 shares of Common Stock, with an option exercise price equal to the fair market value of the Common Stock on the date of grant. 80,000 shares have been reserved for issuance under the Director Stock Option Plan. Initially, options to purchase 3,000 shares of Common Stock at an exercise price of $5.75 per share were granted to each of Messrs. Bohn, Gramley, Kwong and Sarubbi on November 25, 1996 under the Director Stock Option Plan. On May 29, 1997, options to purchase 5,000 shares at an exercise price of $6.75 per share were granted to each of Messrs. Bohn, Gramley, Kwong and Sarubbi under the Director Stock Option Plan. In addition, on May 26, 1998, subject to Stockholder approval, options to purchase 53,000 shares at an exercise price of $3.25 per share were granted to Mr. Bohn and options to purchase 25,000 shares at an exercise price of $3.25 per share were granted to each of Messrs. Gramley, Kwong and Sarubbi. See "Proposal Three--Amendments to the Non-Employee Director Stock Option Plan and Grant of Stock Options to the Directors." Directors who are also officers or employees of the Company do not receive any additional compensation for services as a director. Currently, Mr. Zarin is the only such director. For a description of Mr. Zarin's compensation as an officer of the Company, see "Compensation of Executive Officers."

         For a description of consulting fees paid to Messrs. Bohn and Sarubbi, see "Certain Relationships and Related Transactions."

BOARD AND COMMITTEE MEETINGS

         The Board of Directors has a standing Audit Committee and a standing Compensation Committee. Messrs. Kwong, Bohn and Gramley comprise the Audit Committee of the Board of Directors, which committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the results of the audit engagement, approves professional services provided by the independent accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's internal accounting controls.

         Messrs. Bohn, Gramley and Zarin comprise the Compensation Committee of the Board of Directors, which committee makes recommendations to the Board regarding the executive and employee compensation programs of the Company. See "Report of Compensation Committee On Executive Compensation."

         The Audit Committee met once and the Compensation Committee met twice during the fiscal year ended December 31, 1997.

         The Board of Directors of the Company held four meetings during its fiscal year ended December 31, 1997. No member of the Board of Directors attended in 1997 fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period for which he has been a director and (2) the total number of meetings held by all committees on which he served.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
                        "FOR" ALL NOMINEES FOR DIRECTOR.

                               EXECUTIVE OFFICERS

         The following table sets forth certain information as of May 26, 1998 regarding the executive officers of the Company:

Name                      Age              Position
----                      ---              --------

Gerald Zarin               57              Chairman of the Board of Directors,
                                           Chief Executive Officer and President

Don Legato                 54              Vice President-Sales

Jeremiah F. O'Brien        51              Vice President, Secretary and Chief
                                           Financial Officer

Robert Webb                62              Vice President-Marketing/Technical
                                           Development


         For a description of the business experience of Gerald Zarin, see "Nominees for Director."

         DON LEGATO has been the Vice President-Sales of the Company since February 1997. From April 1994 to February 1997, he was the President of Gale Group Ltd., Inc., a management consulting firm. From May 1993 to April 1994, he served as Vice President Sales and Marketing and also as a Director for Applied Safety Inc., (makers of the "World's First" Retrofit Driver's Side Airbag System in the United States). From June 1992 to May 1993 he was President of Technology Solutions Distributing Inc., a computer products distribution company. From November 1972 to June 1992, he was President and CEO of T.L.D. Limited, Inc., a manufacturer's representative company representing major electronics and computer consumer products firm such as Sanyo, Sharp, Sony and Apple Computer. He also served on Manufacturer's Advisory Councils for several of these companies.

         JEREMIAH O'BRIEN has been Vice President and Secretary of the Company since July 1995 and Chief Financial Officer since January 1996. From 1983 to 1989, he served as CFO and Executive Vice President for Cardiac Resuscitator Corporation, a medical electronics manufacturer. From September 1989 through June 1991, he served as Senior Vice President of Finance for Emerson Computer Corporation and Emerson Technologies, Inc. (both of which manufacture and sell electronic components and products). From June 1993 through March 1994, Mr. O'Brien was Corporate Controller for Andin International, a jewelry manufacturing company. During the period of July 1991 through July 1995, he also functioned as an independent consultant in financial matters to various private corporations.

         ROBERT WEBB has been the Vice President-Marketing/Technical Development of the Company since September 1995. From June 1995 to September 1995 Mr. Webb acted as an independent consultant to various private corporations. From July 1994 until March 1995 he was Vice President of New Product Development for Studio Magic, Inc., a company involved in the design and manufacture of computer video equipment, and served as a consultant for such company from October 1993 to July 1994 and in April 1995. From October 1973 until October 1993 he was employed by Grass Valley Tektronix, which produces broadcast television equipment. He served as a special advisor to the President of Grass Valley Tektronix from February 1993 to September 1993; he was Division General Manager-Graphics Systems from November 1990 to February 1993 and held various executive positions prior to that time.

         Officers of the Company serve at the discretion of the Board of Directors of the Company.

                       COMPENSATION OF EXECUTIVE OFFICERS


         The following table sets forth the annual and long-term compensation paid by the Company for services performed on the Company's behalf since the Company's inception in July 1995 through December 31, 1995, and for the fiscal years ended December 31, 1996 and December 31, 1997, with respect to those persons who were, as of December 31, 1997, the Company's Chief Executive Officer and the Company's executive officers (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                                                  Long Term
                                            Annual Compensation                               Compensation Awards
                                            -------------------                               -------------------
------------------------------ ------------------------------------------------ -------------------------------------

                                                                                    Securities
                                                                                    Underlying
                                                                                     Options
                                                                 Other Annual       (Number of          All Other
Name and Principal Position      Year      Salary      Bonus     Compensation         Shares)         Compensation
------------------------------ --------- ----------- ---------- --------------- -------------------- ----------------
---------------------------------------------------------------------------------------------------------------------
Gerald Zarin, President and    1995      $ 39,800           $0        $0               200,000            $37,500(1)
Chief Executive Officer        1996      $115,700      $50,000        $0                     0                 $0
                               1997      $120,000           $0        $0                     0                 $0
------------------------------ --------- ----------- ---------- --------------- -------------------- ----------------
Don Legato,                    1997      $129,800           $0        $0                60,000                 $0
Vice President-Sales
------------------------------ --------- ----------- ---------- --------------- -------------------- ----------------
Jeremiah F. O'Brien, Chief     1995      $ 22,000           $0        $0                25,000                 $0
Financial Officer, Vice        1996      $ 93,100       $7,500        $0                 5,000                 $0
President and Secretary        1997      $100,000           $0        $0                     0                 $0
------------------------------ --------- ----------- ---------- --------------- -------------------- ----------------
Robert Webb, Vice              1995      $ 19,600           $0        $0                70,000                 $0
President-Marketing/           1996      $ 99,900      $17,500        $0                     0                 $0
Technical Development          1997      $108,000           $0        $0                     0                 $0
------------------------------ --------- ----------- ---------- --------------- -------------------- ----------------

(1) Payments made on account of services rendered in connection with the organization of the Company prior to July 17, 1995. In consideration for such services, Mr. Zarin also received 450,000 shares of Common Stock valued at $.01 per share. See "Certain Relationships and Related Transactions."

OPTION GRANTS IN LAST FISCAL YEAR

         The number of shares available for grant under the Company's Employee Stock Option Plan is 57,500. Options for an aggregate of 202,500 shares have been granted under the Stock Option Plan. During the Company's 1997 fiscal year, options covering a total of 172,500 shares of Common Stock were granted under the Employee Stock Option Plan, 25,000 of which were canceled.

         The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1997 to the Named Executive
Officers:

                 OPTION GRANTS FOR YEAR ENDED DECEMBER 31, 1997
                       (Individual Grants in Fiscal Year)

                               Percent of
                                Number of          Total Options
                               Securities           Granted to
                               Underlying            Employees         Exercise Price
               Name              Options                               Per Share (1)           Expiration Date
        ------------------- ------------------ -------------------- --------------------- --------------------------
            Don Legato            5,000               5.8                  6.875                  February 10, 2001
                                  5,000               5.8                  6.875                      June 10, 2002
                                 20,000              23.6                  6.875                  February 10, 2003
                                 30,000              35.4                  6.875                  February 10, 2004
        ------------------- ------------------ -------------------- --------------------- --------------------------

              TOTAL              60,000              70.6%
        ------------------- ------------------ -------------------- --------------------- --------------------------

(1)   All grants of options have been made with exercise prices equal to fair value at date of grant.

OPTION EXERCISES AND YEAR-END OPTION VALUES

         No options were exercised in fiscal year 1997 by any of the Named Executive Officers. The following table sets forth, as of December 31, 1997, the number of stock options and the value of unexercised in-the-money stock options held by the Named Executive Officers.

                                     Number of Securities                          Value of Unexercised
                                    Underlying Unexercised                        In-The-Money Options(1)
        Name                     Options at December 31, 1997                      at December 31, 1997
        ----                     ----------------------------                  ---------------------------

--------------------------------------------------------------------------------------------------------------------
                               Exercisable      Unexercisable                Exercisable      Unexercisable
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

Gerald Zarin                      200,000            0                       $1,000,000           $0
Robert Webb                        70,000            0                          350,000            0
Don Legato                         60,000            0                                0            0
Jeremiah F. O'Brien                30,000            0                          150,000            0
--------------------------------------------------------------------------------------------------------------------
TOTAL:                            360,000            0                       $1,500,000           $0
--------------------------------------------------------------------------------------------------------------------

(1) The dollar value of the unexercised options has been calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the option at exercise or fiscal year-end, respectively.

NEW OPTION GRANTS

         On May 26, 1998, subject to Stockholder approval, options to purchase 550,000 shares of Common Stock at an exercise price of $3.25 per share were granted to the Named Executive Officers of the Company as follows: 385,000 options to Gerald Zarin; 50,000 options to Don Legato; 40,000 options to Robert Webb; and 75,000 options to Jeremiah f. O'Brien. See "Proposal Two--Amendments to the 1996 Stock Incentive Plan for Employees and Consultants and Grant of Stock Options to the Named Executive Officers."

EMPLOYMENT AGREEMENTS

         Mr. Zarin entered into an employment agreement with the Company, dated as of July 20, 1995, pursuant to which he agreed to serve as the Company's President and Chief Executive Officer through December 31, 2000. In December 1997, the term of the agreement was extended for two additional years to December 31, 2002. The agreement provided for an initial salary of $90,000 per year and increased to $120,000 on March 15, 1996. Mr. Zarin is also entitled to an annual bonus equal to (i) 30% of his base compensation if the Company's net profits before taxes is equal to projections to be approved by the Company's Board of Directors, (ii) 60% of his base compensation if the Company's net profits before taxes are equal to 110% of such projections, and (iii) 100% of his base compensation if the Company's net profits before taxes are equal to 120% of such projections. Mr. Zarin can terminate the agreement upon 180 days notice. The Company can terminate the agreement for good cause at any time. If the Company terminates the agreement other than for good cause, or otherwise materially breaches the agreement, Mr. Zarin will receive a single payment equal to the remaining payments he would have been entitled to receive during the unexpired portion of the agreement. In addition, the employment agreement provides Mr. Zarin with an option to purchase 200,000 shares of Common Stock at $1.50 per share. The option expires December 31, 2000 and terminates if Mr. Zarin voluntarily leaves the Company or the employment agreement is terminated by the Company for good cause. In connection with services rendered in establishing the Company and creating its business plan and projections, Mr. Zarin received 450,000 shares of the Company's Common Stock valued at $.01 per share.

         Mr. Webb entered into an employment agreement with the Company, dated as of September 11, 1995, pursuant to which Mr. Webb was appointed Vice President-Marketing of the Company. In March 1997, his title was changed to Vice President-Marketing/Technical Development in order to more accurately reflect his duties. The employment agreement continued until March 31, 1996 and thereafter has been continuing for successive 3-month periods. Mr. Webb's initial salary was $5,000 per month and was increased to $108,000 per year as of August 14, 1996. In connection with his employment agreement, Mr. Webb received options to purchase 70,000 shares of the Company's Common Stock at $1.50 per share.

         Mr. Legato entered into an employment agreement with the Company, dated as of February 11, 1997, pursuant to which Mr. Legato was appointed Vice President-Sales of the Company. The employment agreement continued until March 31, 1996 and thereafter has been continuing for successive 3-month periods. Mr. Legato's initial salary was $150,000 per year as of August 14, 1996 and has not been increased. In connection with his employment agreement, Mr. Legato received options to purchase 60,000 shares of the Company's Common Stock at $6.875 per share.

         In connection with services performed by Mr. O'Brien, on July 17, 1995, he received 5,000 shares of the Company's Common Stock valued at $.01 per share and has been granted options to purchase 25,000 shares of the Company's Common Stock at $1.50 per share and 5,000 shares of the Company's Common Stock at $2.00 per share.

                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is currently composed of two non-employee Directors and one employee Director. The Committee is responsible for establishing and administering the policies which govern both annual compensation and equity ownership programs. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. The one employee Director does not participate in the Committee's discussions concerning his own compensation. This report is submitted by the Committee and addresses the Company's policies for 1997 as they apply to Gerald Zarin, the President and Chief Executive Officer of the Company, and the Named Executive Officers.

                             OVERVIEW AND PHILOSOPHY

         The Company's executive compensation program is designed to promote the following objectives:

         (1) To provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to the long-term success of the Company;

         (2) To align management's interests with the success of the Company by placing a portion of the executive's compensation at risk in relation to the Company's performance; and

         (3) To align management's interests with stockholders by including long-term equity incentives.

         The Committee believes that the Company's executive compensation program provides an overall level of compensation that is competitive within its industry and among companies of comparable size and complexity. To ensure that compensation is competitive, the Company regularly compares its compensation practices with those of other similar companies and sets its compensation guidelines based on this review. The Committee also seeks to achieve an appropriate balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable companies and attempts to maintain an appropriate mix of salary and incentive compensation. While compensation data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance.

                         EXECUTIVE COMPENSATION PROGRAM

         The Company's executive compensation program consists of base salary, periodic incentive compensation and long-term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs which are generally available to all employees of the Company, such as medical insurance programs. In addition to the basic medical insurance program, the executive officers are eligible to participate in an enhanced medical insurance program which is available only to the executive officers of the Company.

                                   BASE SALARY

         At the beginning of each fiscal year, the Committee establishes an annual salary plan for the Company's senior executive officers based on recommendations made by the Company's Chief Executive Officer. The Committee has attempted to base salary determinations both upon the Company's financial performance and upon the individual's performance as measured by certain subjective non-financial objectives. These non-financial objectives include the individual's contribution to the Company as a whole, including his or her ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

                   ANNUAL AND LONG-TERM INCENTIVE COMPENSATION

         The Company has no formal bonus program for its key employees, although the Committee may consider adopting such a program during the current fiscal year. Occasionally, bonus payments may be made to key employees based on the achievement of agreed upon performance objectives or as a part of the recruitment process. During 1997, no bonuses were awarded to the Company's President nor any of the Named Executives.

         The Company's Employee Stock Option Plan is designed to promote the identity of long-term interests between the Company's employees and its stockholders and to assist in the retention of executives. The size of option grants is generally intended by the Committee to reflect the executive's position with the Company and his or her contributions to the Company. Stock options generally vest over a period not to exceed five years from the date of the grant in order to encourage key employees to continue in the employ of the Company. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant; however, the Company reserves the right to grant stock options having exercise prices less than the fair market value of the Common Stock on the date of grant, to modify the terms of existing options and to reprice the options as an incentive for employees to remain with the Company.

                                    BENEFITS

         The Company's executive officers are entitled to receive medical insurance benefits on the same basis as other full-time employees of the Company. In addition to the basic medical insurance program, the executive officers are eligible to participate in an enhanced medical insurance program which is available only to the executive officers of the Company.

               SUMMARY OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

PRESIDENT AND CHIEF EXECUTIVE OFFICER

         In 1997, Mr. Zarin, the Company's President and Chief Executive Officer, received a base salary of $120,000. He received no bonus payment for the year 1997. The amount of Mr. Zarin's base salary and provisions for bonus payments to him are included in an employment agreement between the Company and Mr. Zarin. See "Employment Agreement."

VICE PRESIDENT-SALES

         In 1997, Mr. Legato, the Company's Vice President-Sales, received a salary of $129,800, and on February 10, 1997, in connection with the execution of an employment agreement, the Company granted to Mr. Legato options to purchase 60,000 shares of Common Stock at $6.875 per share, the fair market value of the Company's Common Stock on the date of grant. He received no bonus payment for the year 1997.

CHIEF FINANCIAL OFFICER

         In 1997, Mr. O'Brien, the Company's Vice President, Secretary and Chief Financial Officer, received a base salary of $100,000. He received no bonus payment for the year 1997.

VICE PRESIDENT-MARKETING/TECHNICAL DEVELOPMENT

         In 1997, Mr. Webb, the Company's Vice President-Marketing/Technical Development, received a base salary of $108,000. He received no bonus payment for the year 1997. The amount of Mr. Webb's base salary and provisions for issuance of options to him are included in an employment agreement between the Company and Mr. Webb. See "Employment Agreement."

                                            COMPENSATION COMMITTEE

                                                 Gerald Zarin
                                                 Edward Bohn
                                                 Lyle Gramley

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GENERAL

         The Company was conceived of by Mr. Ernest Chu in June 1994 when he met Mr. Ted Wong, President of Prime Technology, Inc. ("Prime"). At that time, Prime was the exclusive licensee of all of the technology belonging to Rave
Engineering Corp. ("Rave"). Mr. Chu believed that the technology had the potential to be commercialized on a mass basis for use in the video broadcast industry. In the fall of 1994, Mr. Chu and Mr. Wong determined that the Rave technology could be most effectively exploited if a new company were organized to license the technology and related products and devote its principal attention to directly commercialize and manufacture them, rather than relying on sublicensing. They agreed that Prime and Mr. Chu would directly participate in the equity of the new entity, and Rave would participate through its approximately 20% equity ownership in Prime and through royalty and development payments from the new company. Prime would continue to be responsible for sublicensing through an agency agreement with the new company. The parties recognized the need for an experienced president to operate the new company and to commercialize the products, and began negotiations with Mr. Gerald Zarin, whom Mr. Wong had recently met, to accept that position and participate in the Company's equity.

         Negotiations commenced in December 1994 and continued among Mr. Zarin, Mr. Chu and Mr. Wong, on behalf of Prime, and Mr. Randy Burnworth, on behalf of Rave, through early July 1995. As a result of these negotiations, the Company was organized in July 1995, at which time Prime terminated its exclusive license arrangement with Rave, and the Company entered into the License Agreement described below. In addition, Rave agreed to continue the development of the technology on which the Company's initial products were based pursuant to the Development Agreement described below. Prime became the Company's exclusive agent to sublicense the Rave technology-related products to third parties (subject in all cases to the Company's approval) under the terms of the Agency Agreement described below. Zarin became the Company's President and Mr. Chu became the Chairman of its Board of Directors and acting Chief Financial Officer. Mr. Wong also became a director of the Company. The Company also entered into a consulting agreement with Corporate Builders, L.P. ("Corporate Builders"), a limited partnership controlled by Mr. Chu.

         In connection with their organizational activities, Messrs. Chu, Wong, Burnworth and Zarin, as well as Rave and Prime, acted as "Promoters" of the Company within the meaning of the regulations promulgated by the Commission pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act").

         Mr. Wong, a former director of the Company, is a director of Prime and an approximate 16% stockholder of Prime. Mr. Wong is also the President and Chief Executive Officer of Prime. Mr. David Kwong, a director of the Company, is a director and approximate 22% stockholder of Prime. Mr. Kwong is also a Vice President of Prime. Rave is an approximate 22% stockholder of Prime, and Mr. Burnworth is a director of Prime. Mr. Burnworth is not a stockholder or officer of Rave; however, he is the primary source of Rave's technology and provides the direct supervision with respect to all of the development performed by Rave. Substantially all of the stock of Rave is owned by members of Mr. Burnworth's immediate family. No officer or director of the Company, except for Mr. Kwong, has any ownership interest in, or serves as a director or officer of, Prime. No officer or director of the Company has any ownership interest in, or serves as a director or officer of, Rave.

         A substantial portion of the technology from which the Company's initial products were derived has been licensed from Rave pursuant to an Exclusive Worldwide License Agreement between the Company and Rave dated July 21, 1995 (the "License Agreement"). Pursuant to the terms of the License Agreement, the Company is obligated to pay Rave royalties ("Royalties") of (i) 2 1/2% of net sales of products sold by the Company utilizing Rave's technology ("Sales Royalties") and (ii) 25% of any sublicensing fees received by the Company from sublicenses of the products and technology covered by the License Agreement ("Licensed Products and Technology"). Payments of Sales Royalties will commence upon the earlier of (i) accumulated net sales of Licensed Products and Technology sold by the Company or its future affiliates reaching an aggregate of $50,000,000 or (ii) the Company's aggregate net profits from sales of Licensed Products and Technology equaling $5,000,000. As of the date hereof, no Royalties other than the Rave Minimum Payments (as defined below) have been paid to Rave pursuant to the License Agreement.

         The License Agreement also obligates the Company to pay $60,000 per year to Rave for consulting services (the "Rave Consulting Fees") through July 21, 1998. The Rave Consulting Fees are payable in $15,000 quarterly installments, in advance, plus reasonable expenses. The License Agreement also provides that Rave will receive minimum aggregate payments (the "Rave Minimum Payments") of Royalties and Development Fees (pursuant to the Development Agreement described below) of at least $65,000 per month. If Rave does not receive the Rave Minimum Payments, it may elect to make the License Agreement non-exclusive. If the Company fails to pay the Royalties, Rave may terminate the License Agreement and become the licensor with respect to licenses granted by the Company pursuant to the License Agreement.

         The License Agreement terminates upon the later to occur of either (i) the expiration of the last to expire of the patents obtained with respect to the Company's technology or (ii) July 21, 2012.

         In March 1997, the Company agreed with Rave to exclude from the License Agreement certain video transmission technology which Rave may develop for application in the video game industry (the "Video Game Technology"). In return, Rave agreed to pay the Company 2.5% of net sales of products using the Video Game Technology and 25% of any fees it receives from licensing such technology. The Video Game Technology is not used in any of the Company's current products, and the Company had no current plans to develop it. As a result, the Company determined that it was more likely that it would derive economic benefit from the technology if its development and commercialization was undertaken by another party. The Company continues to hold the rights to the technology outside the video game industry under the License Agreement.

         The Company also has entered into a Development Agreement with Rave, dated July 21, 1995 (the "Development Agreement"), pursuant to which the Company has formulated a development plan (the "Development Plan") extending through October 1998. The Development Plan focuses principally on the development of defined products. Pursuant to its terms, it will be revised from time to time to provide for the development of additional related products. The Development Agreement provides for the payment to Rave of a monthly fee (the "Development Fee") which, when aggregated with the Royalties provided for in the License Agreement, must equal at least $65,000 per month. The Development Plan is to be revised by October 2, 1998 and on each anniversary thereafter for each year the Development Agreement remains in effect. The Development Agreement, which terminates on October 2, 1998, provides that it continues for successive 12-month periods if the parties agree to additional services to be performed by Rave and related compensation at least 12 months prior to its expiration. In addition, the Development Agreement provides for Rave to receive payments aggregating $850,000 to purchase or lease equipment (the "Equipment") for use in developing the Licensed Products and Technology. In this regard, on April 22, 1997, the Company deposited $300,000 into a certificate of deposit. The certificate of deposit has been pledged as collateral for an irrevocable standby letter of credit opened by the Company to guarantee monthly equipment lease payments (not to exceed $23,611 per month) to be made by the Company on behalf of Rave pursuant to the Development Agreement. The balance of the standby letter of credit will be reduced by any payments made and any cash restriction on the certificate of deposit is limited to the balance of the standby letter of credit. Through March 31, 1998, the Company had made payments of $431,396 against  the  $850,000  of  Equipment  purchases  and at that date had  $176,742 pledged as collateral to guarantee the monthly Equipment lease payments. Expenditures of the remaining $241,862 of the $850,000 will depend on finalizing mutually agreed plans for the development of additional products for evaluation by the Company during the remaining term of the Development Agreement.

         The Development Agreement provides that all results of development, including unrelated developments, belong to the Company, and that Rave will not undertake any development activities for third parties without the consent of the Company. To the best of the Company's knowledge, Rave is not providing development activities for any third parties.

         Through December 31, 1997, all amounts paid to Rave pursuant to the License Agreement and the Development Agreement have been charged to research and development expenses ("Rave R & D Expenses"). For the cumulative period from July 17, 1995 (inception) to December 31, 1997, Rave R & D Expenses were $2,657,355.

         In order to assist it in obtaining sublicensing revenue, the Company entered into an agency agreement with Prime dated July 21, 1995 (the "Agency Agreement"). The Agency Agreement provides that Prime will be the Company's exclusive agent for entering into sublicenses with respect to the products and technology licensed to the Company pursuant to the License Agreement. For its services, with respect to the first $50,000,000 of aggregate net sales made by the Company's sublicensees, after subtracting the payments to Rave pursuant to the Licensing Agreement and licensing expenses, Prime will receive 35% of net sublicensing fees received by the Company and thereafter 45%. Payments to Prime are to be made regardless of whether the relevant sublicenses are entered into through Prime's efforts or by the Company itself. Prime will also receive up to an additional $1,500,000 of which (i) $400,000 is payable regardless of the receipt of sublicense fees in installments of $15,000 per month which began January 1, 1996 and increased in accordance with the terms of the agreement to installments of $40,000 per month in July 1996, (ii) $400,000 is payable out of the Company's first sublicensing fees and (iii) $700,000 is payable out of the Company's portion of sublicensing royalties when net sublicensing sales exceed $200,000,000.

         The Agency Agreement terminates upon the termination of the License Agreement or upon a default, as defined in the Agency Agreement. Prime has been paid $400,000 pursuant to the Agency Agreement through December 31, 1997.

         In connection with the organization of the Company and the termination of Prime's then existing licensing arrangements with Rave, on July 17, 1995, Prime received 1,090,000 shares of the Company's Common Stock valued at $.01 per share, of which 858,883 shares have been distributed to certain shareholders of Prime in May 1998.

         The Company entered into a Consulting Agreement with Corporate Builders, effective as of August 1, 1995 (the "Corporate Builders Agreement"). Mr. Chu (who served as the Chairman of the Company's Board of Directors and its Chief Financial Officer from its inception until January 28, 1996) is a principal of Corporate Builders. The Corporate Builders Agreement provides, among other things, that Corporate Builders will serve as an advisor to the Company with regard to its relationship with the investment community, assist the Company in developing a corporate strategy and business and management goals, assist in the preparation of media presentations, and oversee the production of video production relating to the Company's products and services. The Corporate Builders Agreement continued until August 1, 1997 and thereafter has been continuing for successive one-month periods. From August 1, 1995 to July 1996, the Company paid to Corporate Builders a fee of $7,500 per month and thereafter has been paying a fee of $5,000 per month. In connection with services rendered by Mr. Chu in establishing the Company and creating its business plan and projections, at the direction of Mr. Chu, in July 1995, the Company issued 450,000 shares of the Company's Common Stock valued at $.01 per share earned by Mr. Chu to First Earth Investors, Corporate Builders, and W2 Technologies, Inc., all entities affiliated with Mr. Chu, in the amounts of 250,000 shares, 125,000 shares and 75,000 shares, respectively. As of June 19, 1996, Corporate Builders returned its 125,000 shares of the Company's Common Stock back to Mr. Chu. As of June 28, 1996, the 125,000 shares of the Company's Common Stock received by Mr. Chu from Corporate Builders were returned to the Company. The 125,000 shares of the Company's Common Stock were returned to Mr. Chu and, subsequently, to the Company to prevent such shares from being considered underwriting compensation to either Corporate Builders or Mr. Chu.

         The total consulting fees paid to Corporate Builders pursuant to the Corporate Builders Agreement for the cumulative period from the Company's inception (July 17, 1995) to December 31, 1997 was $175,000 plus out-of-pocket expenses. The total aggregate payments made to Mr. Chu and his affiliated entities for the cumulative period from inception (July 17, 1995) to December 31, 1997 was $264,998.

         In connection with the organization of the Company, on July 17, 1995, Mr. Gerald Zarin, the Company's Chief Executive Officer and President and Chairman of its Board of Directors, received 450,000 shares of the Company's Common Stock valued at $.01 per share. Mr. Zarin entered into an employment agreement with the

Company as of July 20, 1995 and in that connection was granted options to purchase 200,000 shares of the Company's Common Stock at $1.50 per share. The options expire December 31, 2000.

         Since 1996, Mr. Edward Bohn, a director of the Company, has been acting as a consultant to the Company from time to time on matters specified by the Company's President. For the year ended December 31, 1996, Mr. Bohn received $14,250 on account of such consulting services. In March 1997, Mr. Bohn entered into a consulting agreement with the Company pursuant to which he agreed to act as the Company's consultant with regard to certain agreements for a three-month period at a rate of $1,000 per day with a minimum of $1,750 per week and a maximum of $2,750 per week regardless of the actual time spent on the Company's behalf. For the year ended December 31, 1997, Mr. Bohn received $56,750 on account of such consulting services. In addition, on May 29, 1997, Mr. Bohn was granted options to purchase 12,500 shares of Common Stock at an exercise price of $6.75 for his services as a consultant.

         Since 1996, Mr. Joseph A. Sarubbi, a director of the Company, has been acting as a consultant to the Company from time to time on matters specified by the Company's President. In that connection he has received compensation on a per diem basis of $1,000 per day. For the year ended December 31, 1996, Mr. Sarubbi received $6,000 on account of such consulting services.

         In July and August 1995, Ms. Helen Burgess, a 6% stockholder of the Company, purchased 437,854 shares of the Company's Series A Preferred stock for $1.50 per share in a private placement, which shares were converted into Common Stock on a one-for-one basis at the time of the Company's initial public offering in July 1996. In December 1995, Ms. Burgess purchased certain promissory notes of the Company in the principal amount of $350,000 and 70,000 shares of Common Stock. In March 1996, when the Company concluded a private placement of an aggregate of (i) $2,000,000 senior subordinated non-negotiable promissory notes (collectively, the "Bridge Notes") bearing interest at the rate of 6% per annum and (ii) 400,000 shares of Common Stock (the "Bridge Shares") to certain accredited investors, Ms. Burgess exchanged her promissory notes for Bridge Notes in the principal amount of $350,000 and 70,000 additional shares of Common Stock. The Bridge Notes were repaid from the proceeds of the Company's initial public offering. Ms. Burgess is a limited partner of Corporate Builders.

         On March 27, 1996, Mr. David Kwong, a director of the Company, purchased $150,000 principal amount of Bridge Notes and 30,000 Bridge Shares. The Bridge Notes were repaid from the proceeds of the Company's initial public offering.

RECENT DEVELOPMENTS

         As of May 11, 1998, the Company entered into a placement agency agreement (the "Placement Agreement") with Janssen-Meyers Associates, L.P. ("JMA") whereby JMA agreed to act as the Company's placement agent in a private placement (the "Offering") of not less than 25 and not more than 70 Units (as defined below) of the Company, as such maximum number of Units may be increased by the Chief Executive Officer or Chief Financial Officer of the Company. Each Unit consists of (i) a number of shares of Common Stock of the Company, determined by dividing the purchase price per Unit of $100,000 by, for the initial closing of the Offering, $2.59, and for each subsequent closing, the lesser of (x) $3.20 and (y) eighty percent (80%) of the "Average Closing Bid Price" which shall be the average closing bid price for the Common Stock for the eight (8) consecutive trading days immediately preceding the date of a closing of the Offering, and (ii) Class A Redeemable Warrants to purchase seventy-five percent (75%) of the number of shares of Common Stock of the Company determined in (i) above.

         Under the Placement Agreement, the Company agreed to pay to JMA for its services as the placement agent of the Units, a commission of 10% of the gross proceeds from the sale of the Units, as well as a 3% non-accountable expense allowance and reimbursement for other costs, including legal expenses related to the Offering, subject to receipt by the Company of appropriate documentation. The Company also agreed to grant to JMA warrants (the "Placement Agent
Warrants") to purchase 25% of the number of Units sold in the Offering, exercisable until May 11, 2003, at a price per Unit equal to the Offering Price per Unit of $100,000. As of May 26, 1998, pursuant to the Placement Agreement, the Company paid to JMA $585,420 as commission and $175,626 as non-accountable expense allowance. In addition, as of May 26, 1998, the Company granted to JMA 14.634 Placement Agent Warrants to purchase 14.634 Units of the Company.

         Bruce Meyers and Peter Janssen, who respectively purchased 270,270 shares and 154,440 shares of Common Stock of the Company in the Offering as of May 26, 1998, are principals of JMA.

           PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

         The table below is based on information obtained from the persons named below with respect to the shares of Common Stock beneficially owned, as of May 26, 1998 (except as noted below), by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each executive officer included in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group.

                                                   AMOUNT AND NATURE                PERCENTAGE OF
       NAME AND ADDRESS OF BENEFICIAL                OF BENEFICIAL                    OUTSTANDING
                   OWNER                               OWNERSHIP1                    SHARES OWNED2
--------------------------------------------    --------------------------      -------------------------

Gerald Zarin                                                       650,000                           8.1%
       36 Troy Drive
       Short Hills, NJ 070783

Edward Bohn                                                         29,167                              *
       322 Broadway
       Pompton Lakes, NJ 074424

Lyle Gramley                                                        25,000                              *
       12901 Three Sisters Road
       Potomac, MD 208545

David Kwong                                                        459,717                           5.9%
       13694 Fremont Pines Road
       Los Altos, CA 940225, 6, 7

Joseph A. Sarubbi                                                   40,000                              *
       3221 S. Ocean Blvd., Suite 908
       Highland Beach, FL 334875

Don Legato                                                          30,000                              *
       2 West Close Street
       Moorestown, NJ 080578

Jeremiah F. O'Brien                                                 37,500                              *
       525 W. 236th St., #5-F
       Riverdale, NY 104639

Robert Webb                                                         70,000                              *
       298 Stanton Mountain Rd.
       Lebanon, NJ 0883310


                                                                      16

Helen Burgess                                                      577,854                           7.4%
       40 E. 30th St., 10th Fl.
       New York, NY 10016

Bruce Meyers                                                       823,672                           9.8%
       17 State Street
       New York, NY 1000411

Peter Janssen                                                      707,842                           8.4%
       17 State Street
       New York, NY 1000412

Janssen-Meyers Associates, L.P.                                    553,402                           6.6%
       17 State Street
       New York, NY 1000413

All executive officers and directors as a                        1,341,384                          16.4%
group (8 persons) 14

* Less than 1%.

(1) The number of shares of Common Stock beneficially owned by each person is determined in accordance with the rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares of Common Stock which the individual has the right to acquire within 60 days after May 26, 1998 through the exercise of any stock option or other right. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) The number of shares deemed outstanding includes shares outstanding as of May 26, 1998 plus any shares subject to options and warrants held by the person in question that are currently exercisable within 60 days after May 26, 1998.
(3) Includes 200,000 shares that may be acquired within 60 days of May 26, 1998, upon the exercise of outstanding options. Does not include options granted on May 26, 1998, which are subject to Stockholder approval.
(4) Includes 24,167 shares that may be acquired within 60 days of May 26, 1998, upon the exercise of outstanding options. Does not include options granted on May 26, 1998, which are subject to Stockholder approval.
(5) Includes 5,000 shares that may be acquired within 60 days of May 26, 1998, upon the exercise of outstanding options. Does not include options granted on May 26, 1998, which are subject to Stockholder approval.
(6) David Kwong, a director of the Company, and Rave (substantially all of the stock of which is owned by the family of Randy Burnworth) each own approximately 21.6% of Prime's stock. Ted Wong, a former director of the Company, owns approximately 16.1% of the Prime's stock. Messrs. Kwong, Burnworth and Wong are each directors of Prime. Each of Messrs. Kwong, Burnworth and Wong disclaim beneficial interest in the Company's Common Stock owned by Prime.
(7) Includes 231,117 shares of the Company's Common Stock owned by Prime, as to which Mr. Kwong disclaims beneficial interest. See footnote 6 above.
(8) Includes 30,000 shares that may be acquired within 60 days of May 26, 1998, upon the exercise of outstanding options. Does not include options granted on May 26, 1998, which are subject to Stockholder approval.

(9) Includes 30,000 shares that may be acquired within 60 days of May 26, 1998, upon the exercise of outstanding options. Also includes 2,500 shares that may be acquired within 60 days of May 26, 1998, upon the exercise of outstanding warrants held by Mr. O'Brien's wife. As to these 2,500 shares, Mr. O'Brien disclaims beneficial interest. Does not include options granted on May 26, 1998, which are subject to Stockholder approval.
(10) Includes 70,000 shares that may be acquired within 60 days of May 26, 1998, upon the exercise of outstanding options. Does not include options granted on May 26, 1998, which are subject to Stockholder approval.
(11)     Includes  553,402  shares  of  the  Company's  Common  Stock  owned  by
         Janssen-Meyers Associates, L.P., as to which Mr. Meyers disclaims beneficial interest.
(12)     Includes  553,402  shares  of  the  Company's  Common  Stock  owned  by
         Janssen-Meyers Associates, L.P., as to which Mr. Janssen disclaims beneficial interest.
(13) Includes 553,402 shares that may be acquired within 60 days of May 26, 1998, upon the exercise of outstanding warrants.
(14)     See footnotes (1) through (10) above.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and any persons who beneficially own ten percent or more of the Company's Common Stock, to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Such persons are required by regulations of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon a review of (i) copies of Section 16(a) filings received by the Company during or with respect to the 1997 fiscal year and (ii) certain written representations of its officers and directors with respect to the filing of annual reports of changes in beneficial ownership on Form 5, the Company believes that each filing required to be made pursuant to Section 16(a) of the Exchange Act during the 1997 fiscal year has been filed in a timely manner.

                                  PROPOSAL TWO

    AMENDMENTS TO THE 1996 STOCK INCENTIVE PLAN FOR EMPLOYEES AND CONSULTANTS
           AND GRANT OF STOCK OPTIONS TO THE NAMED EXECUTIVE OFFICERS

         The Board of Directors unanimously recommends the ratification of (i) an amendment to the Employee Stock Option Plan to increase the number of shares of Common Stock available for grant thereunder from 260,000 shares to 1,205,000 shares, (ii) an amendment to the Employee Stock Option Plan to increase the maximum number of shares of Common Stock that may be granted to any individual under the Employee Stock Option Plan during the term thereof from 150,000 shares to 500,000 shares, and (iii) a grant of stock options to the Named Executive Officers of the Company, as more fully described below.

GENERAL

         As of January 31, 1996, the Company adopted the Employee Stock Option Plan, pursuant to which stock options (both Nonqualified Stock Options and Incentive Stock Options), stock appreciation rights and restricted stock may be granted to key employees and consultants (the "Participants"). The purpose of the Employee Stock Option Plan is to provide employees and consultants of the Company with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company, to align the interest of employees and consultants with the interests of the stockholders of the Company, and to attract and retain employees and consultants of exceptional ability.

         The Employee Stock Option Plan is administered by the Compensation Committee. The Compensation Committee currently consists of Gerald Zarin, Edward Bohn and Lyle Gramley. The Compensation Committee determines persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock options, stock appreciation rights or restricted stock.

         The maximum number of shares with respect to which stock options, stock appreciation rights or restricted stock may be granted under the Employee Stock Option Plan is 260,000. The Compensation Committee determines, in its discretion, the number of shares of Common Stock with respect to which a Participant may be granted stock options, stock appreciation rights and restricted stock. The Compensation Committee may grant to Participants either Incentive Stock Options or Nonqualified Stock Options or any combination thereof. Each option granted under the Employee Stock Option Plan designates the number of shares covered thereby, if any, with respect to which the option is an Incentive Stock Option, and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Stock Option.

         The Compensation Committee determines and designates which employees and consultants of the Company will receive stock options, stock appreciation rights or restricted stock. Incentive Stock Options may be granted only to employees of the Company, which includes officers and directors who are also employees of the Company.

         The Compensation Committee, in its discretion, establishes the price per share for which the shares covered by the option may be purchased. Any Incentive Stock Option granted under the Employee Stock Option Plan will have an exercise price of not less than 100 percent of the fair market value of the shares on the date on which such option is granted. With respect to an Incentive Stock Option granted to a Participant who owns more than 10 percent of the total combined voting stock of the Company or of any parent or subsidiary of the Company, the exercise price for such option must be at least 110 percent of the fair market value of the shares subject to the option on the date the option is granted. A Nonqualified Stock Option granted under the Employee Stock Option Plan (i.e., an option to purchase the Common Stock that does not meet the requirements under the Internal Revenue Code of 1986, as amended (the "Code") for Incentive Stock Options) must have an exercise price of at least the par value of the stock.

         Stock appreciation rights may be granted in conjunction with the grant of an Incentive or Nonqualified Stock Option under the Employee Stock Option Plan or independently of any such stock option. A stock appreciation right granted in conjunction with a stock option may be an alternative right. In such event, the exercise of the stock option terminates the stock appreciation right to the extent of the shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the shares with respect to which such right is exercised. Alternatively, a stock appreciation right granted in conjunction with a stock option may be an additional right, in which case both the stock appreciation right and the stock option may be exercised. A stock appreciation right may not, however, be granted in conjunction with an Incentive Stock Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Stock Option or vice versa, unless certain terms and conditions are met.

         The Committee may award shares of restricted stock to Participants. Restricted shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares. Except for such restrictions on transferability, Participants have all the rights of shareholders in respect of restricted shares awarded to him or her including, but not limited to, the right to receive any dividends on, and the right to vote, the shares. If a Participant ceases to be an employee or consultant of the Company for any reason other than death or permanent disability, all shares of restricted stock awarded to the Participant shall be forfeited and transferred back to the Company. If a Participant ceases to be an employee or consultant of the Company by reason of death or permanent disability, the transferability restrictions on the shares of restricted stock awarded to the Participant shall lapse.

         The Company has registered the issuance of all options and all shares issuable upon exercise of the options on Form S-8 under the Securities Act.

         The stock options and stock appreciation rights expire not more than 10 years from the date of granting thereof; provided, however, that with respect to an Incentive Stock Option or a related stock appreciation right granted to a Participant who, at the time of the grant, owns more than 10 percent of the total combined voting stock of all classes of stock of the Company or of any parent or subsidiary, such option and stock appreciation right shall expire not more than five years after the date of granting thereof.

         If the employment or consultancy of a Participant terminates, the Compensation Committee may permit the exercise of stock options and stock appreciation rights granted to such Participant (i) for a period not to exceed three months following termination of employment with respect to Incentive Stock Options or related stock appreciation rights if termination of employment is not due to death or permanent disability of the Participant; (ii) for a period not to exceed one year following termination of employment with respect to Incentive Stock Options or related stock appreciation rights if termination of employment is due to the death or permanent disability of the Participant; and (iii) for a period not to extend beyond the expiration date with respect to Nonqualified Stock Options or related stock appreciation rights.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a general summary of the income tax consequences to the Company and the Participants of the grant and exercise of stock options granted under the Employee Stock Option Plan. Such tax consequences are based upon the current provisions of the Code, all of which are subject to change, which change could be retroactive.

         The Employee Stock Option Plan provides for the grant of options which are Incentive Stock Options within the meaning of Section 422 of the Code and Nonqualified Stock Options, which are options that do not qualify as Incentive Stock Options.

         In general, under the Code there is no taxable income to a Participant upon the grant of a Nonqualified Stock Option. Upon the exercise of a Nonqualified Stock Option, the Participant recognizes ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the exercise price paid for the stock pursuant to the Nonqualified Stock Option, unless the stock is subject to a substantial risk of forfeiture. If the stock is subject to a substantial risk of forfeiture, the Participant generally does not recognize income until the restrictions lapse, although the Participant may elect to recognize income on the date of exercise by making a timely election under the Code. The Company generally obtains a tax deduction equal to the amount of income recognized by the Participant at the time such income is recognized by the Participant, subject to compliance with applicable provisions of the Code. The Participant generally acquires a tax basis in the stock acquired pursuant to the exercise of the Nonqualified Stock Option equal to the fair market value of the stock on the date of exercise. Upon the subsequent disposition of the stock, the Participant would recognize capital gain or loss, assuming the stock was a capital asset in the Participant's hands, equal to the difference between the tax basis of the stock and the amount realized upon disposition. If the stock was held for more than 12 months, the capital gain, if any, recognized by the Participant on a disposition would be eligible for the maximum federal income tax rate of 28 percent; if the stock was held for more than 12 months, the capital gain, if any, recognized by the Participant on a disposition would be eligible for the maximum federal income tax rate of 20 percent.

         Under the Code, there is no taxable income to an Participant upon the grant or exercise of Incentive Stock Options. Upon exercise, the Participant acquires a tax basis in the stock acquired equal to the exercise price of the option. Under the Code, an Participant must satisfy employment and holding period requirements for Incentive Stock Option treatment. In general, an Incentive Stock Option must be exercised while the Participant is an employee of the Company or within three months following termination of employment, except in cases of death or disability. The holding period requirements for Incentive Stock Option treatment are as follows: the stock acquired upon exercise of an Incentive Stock Option must be held until at least two years from the date of grant of the option and for at least one year from the exercise of the option. If the foregoing requirements are met, the Participant does not recognize ordinary income in connection with the Incentive Stock Option and the Company does not obtain a deduction for compensation paid to the Participant with respect to such option. Upon the subsequent disposition of the stock, the Participant would recognize capital gain or loss, assuming the stock was a capital asset in the Participant's hands, equal to the difference between the tax basis of the stock and the amount realized upon disposition. If the stock was held for more than 12 months, the capital gain, if any, recognized by the Participant on a disposition would be eligible for the maximum federal income tax rate of 28 percent; if the stock was held for more than 12 months, the capital gain, if any, recognized by the Participant on a disposition would be eligible for the maximum federal income tax rate of 20 percent.

REPORT OF COOPERS & LYBRAND L.L.P.

         In order to independently confirm the fairness of an increase in the number of shares of Common Stock available for grant under the Employee Stock Option Plan and the Director Stock Option Plan and the granting of stock options to Named Executive Officers and directors of the Company, the Board of Directors retained Coopers & Lybrand L.L.P. ("Coopers") to review and analyze whether such increase and grant would be consistent with equity incentives of an industry peer group of similar development stage companies. On May 26, 1998, Coopers delivered a report (the "Report") of its evaluation to the Board of Directors. STOCKHOLDERS SHOULD NOTE THAT THE REPORT IS ADDRESSED TO A MEMBER OF THE BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE IN CONNECTION WITH PROPOSAL TWO OR PROPOSAL THREE.

         The Report states that recent equity financing by the Company has had a significant dilutive impact on the shares and warrants of the executives and directors of the Company. In order to keep the stockholdings for executives and directors of the Company in line with competitive practice, the Report recommends that the Company grant stock options to executives and directors at the levels proposed by the Compensation Committee. Specifically, the Report states that an increase in the number of shares of Common Stock available for grant under the Employee Stock Option Plan and the Director Stock Option Plan by 945,000 options and 155,000 options, respectively, with 550,000 options being granted to executives, 128,000 options being granted to directors and the rest being granted to other employees, will keep the executive, employee and director options at levels that are consistent with an industry peer group of small early stage companies. Also, since the most common term for expiration of options is ten years, and shorter terms usually have a specific purpose, the Report recommends that the Company set the term for future option grants at ten years.

REASONS FOR PROPOSAL

         Authorization of Additional Shares. Since only 57,500 shares of Common Stock of the Company are available for issuance under the Employee Stock Option Plan, the Board of Directors believes that it would be desirable to have more shares of Common Stock available under the Employee Stock Option Plan for incentive purposes. The Board of Directors therefore has approved an amendment to the Employee Stock Option Plan to increase the number of shares of Common Stock available for grant thereunder from 260,000 shares to 1,205,000 shares. The Board of Directors recommends that the Company's Stockholders ratify such amendment since such amendment will allow the Employee Stock Option Plan to remain in effect, and should address the need for available shares, for a number of years.

         Grant of Stock Options. Recent equity financing by the Company has had a significant dilutive impact on the shares and warrants of the Named Executive Officers of the Company. As stated in the Report, in order to keep the stockholdings for Named Executive Officers of the Company in line with competitive practice, the Company should grant stock options to Named Executive Officers at the levels proposed in this proxy statement. The Board of Directors therefore approved on May 26, 1998 the grant of 550,000 stock options with an exercise price of $3.25 per share to the Named Executive Officers of the Company as follows: 385,000 options to Gerald Zarin; 50,000 options to Don Legato; 40,000 options to Robert Webb; and 75,000 options to Jeremiah F. O'Brien. The Board of Directors recommends that the Company's stockholders ratify such grant.

         Amendment of the Per-Employee Restriction. In order to effect the grant of stock options described above, the Board of Directors has approved the increase of the maximum number of shares of Common Stock that may be granted to any individual under the Employee Stock Option Plan during the term thereof from 150,000 shares to 500,000 shares. The Board of Directors recommends that the Company's Stockholders ratify such amendment and, in accordance therewith, ratify the amendment to change "150,000" to "500,000" in the second and third paragraphs of Section 5 of the Employee Stock Option Plan.


               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
           VOTE "FOR" THE RATIFICATION OF THE PROPOSED AMENDMENTS TO
            THE EMPLOYEE STOCK OPTION PLAN AND THE PROPOSED GRANT OF
                 STOCK OPTIONS TO THE NAMED EXECUTIVE OFFICERS.

                                 PROPOSAL THREE

            AMENDMENTS TO THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                   AND GRANT OF STOCK OPTIONS TO THE DIRECTORS

         The Board of Directors unanimously recommends the ratification of (i) an amendment to the Director Stock Option Plan to increase the number of shares of Common Stock available for grant thereunder from 80,000 shares to 235,000 shares, (ii) an amendment to the Director Stock Option Plan to extend the terms of all stock options to be granted pursuant to the Director Stock Option Plan from five years from the date of grant to ten years from the date of grant, and
(iii) a grant of stock options to the directors of the Company, as more fully described below.

GENERAL

         As of November 25, 1996, the Company adopted the Director Stock Option Plan in order to attract and retain the services of non-employee members of the Board of Directors and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in the Company.

         The Director Stock Option Plan is administered by the Board of Directors of the Company (the "Administrator"). The Administrator grants stock options under the Director Stock Option Plan and is authorized to interpret the Director Stock Option Plan, to promulgate, amend and rescind rules and regulations relating to the Director Stock Option Plan and to make all other determinations necessary or advisable for its administration.

         The maximum number of shares of Common Stock with respect to which options may be granted under the Director Stock Option Plan is 80,000. The number of shares subject to each outstanding option, the number of shares subject to each option to be granted under the Director Stock Option Plan, the option price with respect to outstanding options, and the aggregate number of shares remaining available under the Director Stock Option Plan are subject to adjustment as the Administrator, in its discretion, deems appropriate to reflect such events as reorganizations of or by the Company.

         Each member of the Board of Directors (an "Eligible Director") who otherwise (1) is not currently an employee of the Company, or (2) is not a former employee still receiving compensation for prior services (other than benefits under a tax-qualified pension plan) is eligible for the grant of stock options under the Director Stock Option Plan. The Administrator may grant Eligible Directors such number of stock options as the Administrator may determine from time to time. Annually, each Eligible Director shall be entitled to receive an option to purchase 5,000 shares of Common Stock, which options will be exercisable at the closing price of such shares of Common Stock at the date of such grant.

         An option granted under the Director Stock Option Plan will have an exercise price equal to 100 percent of the fair market value of the shares on the date on which such option is granted.

         No stock option may be exercisable prior to the expiration of six months from the date of grant unless the Eligible Director dies or becomes disabled prior thereto. If not sooner terminated, each option granted under the Director Stock Option Plan will expire five years from the date of its vesting.

         The Administrator may require, in its discretion, that any Eligible Director under the Director Stock Option Plan to whom an option is granted agree in writing as a condition of the granting of such option to continue serving on the Board of Directors for a designated minimum period from the date of the granting of such option as will be fixed by the Administrator.

         If an Eligible Director is terminated from the Board of Directors by reason of death or disability, an option granted to such Eligible Director may be exercised for a period of twelve months after such termination. If an

Eligible Director is terminated from the Board of Directors for any reason other than death or disability, an option granted to such Eligible Director may be exercised for a period of sixty days after such termination.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a general summary of the income tax consequences to the Company and the Eligible Directors of the grant and exercise of stock options granted under Director Stock Option Plan. Such tax consequences are based upon the current provisions of the Code, all of which are subject to change, which change could be retroactive.

         The Director Stock Option Plan provides for the grant of options which are Nonqualified Stock Options. In general, under the Code there is no taxable income to an Eligible Director upon the grant of a Nonqualified Stock Option. Upon the exercise of a Nonqualified Stock Option, the Eligible Director recognizes ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the exercise price paid for the stock pursuant to the Nonqualified Stock Option, unless the stock is subject to a substantial risk of forfeiture. If the stock is subject to a substantial risk of forfeiture, the Eligible Director generally does not recognize income until the restrictions lapse, although the Eligible Director may elect to recognize income on the date of exercise by making a timely election under the Code. The Company generally obtains a tax deduction equal to the amount of income recognized by the Eligible Director at the time such income is recognized by the Eligible Director, subject to compliance with applicable provisions of the Code. The Eligible Director generally acquires a tax basis in the stock acquired pursuant to the exercise of the Nonqualified Stock Option equal to the fair market value of the stock on the date of exercise. Upon the subsequent disposition of the stock, the Eligible Director would recognize capital gain or loss, assuming the stock was a capital asset in the Eligible Director's hands, equal to the difference between the tax basis of the stock and the amount realized upon disposition. If the stock was held for more than 12 months, the capital gain, if any, recognized by the Eligible Director on a disposition would be eligible for the maximum federal income tax rate of 28 percent; if the stock was held for more than 12 months, the capital gain, if any, recognized by the Eligible Director on a disposition would be eligible for the maximum federal income tax rate of 20 percent.

REASONS FOR PROPOSAL

         Authorization of Additional Shares. Since only 48,000 shares of Common Stock of the Company are available for issuance under the Director Stock Option Plan, the Board of Directors believes that it would be desirable to have more shares of Common Stock available under the Director Stock Option Plan for incentive purposes. The Board of Directors therefore has approved an amendment to the Director Stock Option Plan to increase the number of shares of Common Stock available for grant thereunder from 80,000 shares to 235,000 shares. The Board of Directors recommends that the Company's Stockholders ratify such amendment since such amendment will allow the Director Stock Option Plan to remain in effect, and should address the need for available shares, for a number of years.

         Extension of Term to Expiration. As stated in the Report, the most common terms for expiration of options is ten years, and shorter terms usually have a specific purpose. See "Proposal Two--Report of Coopers & Lybrand L.L.P." In order to keep the Director Stock Option Plan competitive with the plans of other companies, the Board of Directors has approved the extension of the terms of all options to be granted pursuant to the Director Stock Option Plan from five years to a maximum of ten years from the date of grant. In accordance with such approval, the Board of Directors also has approved (i) the replacement of the last sentence of Section 5 of the Director Stock Option Plan with the sentence "The Annual Options shall expire ten years from the date of granting" and (ii) the replacement of the last sentence of the first paragraph of Section 9 with the sentence "If not sooner terminated as provided herein, each option granted hereunder shall expire ten years from the date of its granting."

         Grant of Stock Options. Recent equity financing by the Company has had a significant dilutive impact on the shares of the directors of the Company. As stated in the Report, in order to keep the stockholdings for directors of the Company in line with competitive practice, the Company should grant stock options to directors at the levels proposed in this Proxy Statement. The Board of Directors therefore approved on May 26, 1998 the grant of 128,000 stock options with an exercise price of $3.25 per share to the directors of the Company as follows: 53,000 options to Edward Bohn; 25,000 options to Lyle E Gramley; 25,000 options to David Kwong; and 25,000 options to Joseph A Sarubbi. The Board of Directors recommends that the Company's Stockholders ratify such grant.


               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
           VOTE "FOR" THE RATIFICATION OF THE PROPOSED AMENDMENTS TO
            THE DIRECTOR STOCK OPTION PLAN AND THE PROPOSED GRANT OF
                        STOCK OPTIONS TO THE DIRECTORS.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         On February 11, 1998, Coopers & Lybrand L.L.P. ("Coopers"), the independent accounting firm that audited the financial statements of the Company during fiscal year 1996, was dismissed by the Company. Coopers' report on the Company's financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, and was neither qualified nor modified as to uncertainty, audit scope or accounting principles. In addition, during the Company's two most recent fiscal years and any subsequent interim period preceding such dismissal, there were no disagreements with Coopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Coopers, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

         Effective February 11, 1998, the Company has engaged Richard A. Eisner & Company, LLP ("Eisner & Company") as its new independent accountants for the fiscal year 1998. Eisner & Company audited the Company's financial statements for the fiscal year 1997. The decision to change accountants was approved by the Board of Directors of the Company at a meeting of the Board of Directors of the Company on February 4, 1998.

         Representatives of Eisner & Company ("Representatives") are expected to be present at the Annual Meeting. The Representatives will have the opportunity to make a statement, although they are currently not expected to do so. The
Representatives   are  expected  to  be  available  to  respond  to  appropriate questions.

                              STOCKHOLDER PROPOSALS

         Stockholders who intend to submit proposals to the Company's stockholders at the 1999 Annual Meeting of Stockholders must submit such proposals to the Company no later than February 5, 1999 in order to be considered for inclusion in the proxy statement and proxy to be distributed by the Board of Directors in connection with that meeting. Stockholder proposals should be submitted to Jeremiah F. O'Brien, Secretary, NUWAVE Technologies, Inc., One Passaic Avenue, Fairfield, New Jersey 07004.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than the matters described herein and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, or any adjournments or postponements thereof, the persons named in the proxies will have discretionary authority to vote all proxies in accordance with their best judgment.


                                          NUWAVE TECHNOLOGIES, INC.



                                          By: GERALD ZARIN,
                                          President and Chief Executive Officer


IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO FILL IN, SIGN, DATE AND RETURN THE ENCLOSED PROXY.

                            NUWAVE TECHNOLOGIES, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 23, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF THE COMPANY

         The undersigned, revoking all prior proxies, hereby appoint(s) Gerald Zarin and Jeremiah F. O'Brien, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of NUWAVE TECHNOLOGIES, INC. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at The Plaza Hotel, Fifth Avenue at Central Park South, New York, New York 10019, The Edwardian Room, on Tuesday, June 23, 1998 at 9:00 a.m., local time, and at any adjournment or postponement thereof (the "Meeting").

         In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment or postponement thereof, will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

                 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
                  IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.



1. To elect the following five (5) directors (except as marked below) for the ensuing year.

      NOMINEES:  Gerald Zarin, Edward Bohn, Lyle Gramley, David Kwong and
                Joseph A. Sarubbi

      [ ]  FOR  all nominees (except as marked below)

      [ ]  WITHHOLD authority to vote for all nominees


For all nominees except the following nominee(s):


--------------------------------------------------------------------------------

                  (CONTINUED AND TO BE SIGNED, ON REVERSE SIDE)

2. To ratify amendments to the Company's 1996 Stock Incentive Plan for Employees and Consultants and to ratify the grant of stock options to the Named Executive Officers of the Company.

      [ ]  FOR       [ ]  AGAINST     [ ]   ABSTAIN


3. To ratify amendments to the Company's Non-Employee Director Stock Option Plan and to ratify the grant of stock options to the Directors of the Company.

      [ ]  FOR       [ ]  AGAINST     [ ]   ABSTAIN




Dated:                 , 1998
       ----------------                      -----------------------------------
                                                  Signature


                                             -----------------------------------
                                                  Signature if held jointly


Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.